Exhibit 99.2

Based on a review of our non-GAAP presentations, we have determined that, commencing with our results for the first fiscal quarter of 2017, when presenting the non-GAAP measures Adjusted income from operations and the corresponding margins, Adjusted net income and Adjusted diluted earnings per share, we will no longer include adjustments for expenses incurred in connection with our remodel program or intangible amortization recorded as a result of the 2013 acquisition of our Brazil operations. Following is a recast of the historical comparable periods to be presented in our future filings to conform to the revised presentation:

TABLE ONE
BLOOMIN’ BRANDS, INC.
INCOME FROM OPERATIONS, NET INCOME AND DILUTED EARNINGS PER SHARE NON-GAAP RECONCILIATIONS REVISED FISCAL YEAR 2016, 2015 AND 2014 PRESENTATION
(UNAUDITED)
	FISCAL YEAR
(dollars in thousands, except per share amounts)	2016	2015	2014
Income from operations	$127,606	$230,925	$191,964
Operating income margin	3.0%	5.3%	4.3%
Adjustments:
Asset impairments and related costs	44,680	746	24,490
Restaurant relocations and related costs	8,971	3,185	249
Severance	5,463	—	9,045
Transaction-related expenses	1,910	1,294	1,347
Restaurant impairments and closing costs	45,806	33,507	26,841
Legal and contingent matters	2,340	5,843	(6,070)
Payroll tax audit contingency	—	(5,587)	—
Total income from operations adjustments	109,170	38,988	55,902
Adjusted income from operations	$236,776	$269,913	$247,866
Adjusted operating income margin	5.6%	6.2%	5.6%

Net income attributable to Bloomin’ Brands	$41,748	$127,327	$91,090
Adjustments:
Income from operations adjustments	109,170	38,988	55,902
Loss on defeasance, extinguishment and modification of debt	26,998	2,956	11,092
(Gain) loss on disposal of business	(1,632)	1,328	770
Total adjustments, before income taxes	134,536	43,272	67,764
Adjustment to provision for income taxes	(33,100)	(13,669)	(21,972)
Net adjustments	101,436	29,603	45,792
Adjusted net income	$143,184	$156,930	$136,882

Diluted earnings per share	$0.37	$1.01	$0.71
Adjusted diluted earnings per share	$1.25	$1.25	$1.07

Diluted weighted average common shares outstanding	114,311	125,585	128,317
____________________
Note: All adjustments are consistent with our existing methodology and are described in our earnings release for the thirteen weeks and fiscal year ended December 25, 2016 and prior SEC filings and earnings releases, except that (1) “Restaurant relocations and related costs” only includes costs associated with relocation programs and does not include costs associated with remodel programs and (2) there is no longer any adjustment for “Purchased intangibles amortization,” which was the item related to the 2013 acquisition of our Brazil operations.

TABLE TWO
BLOOMIN’ BRANDS, INC.
INCOME (LOSS) FROM OPERATIONS, NET INCOME (LOSS) AND DILUTED EARNINGS (LOSS) PER SHARE NON-GAAP RECONCILIATIONS REVISED 2016 QUARTERLY PRESENTATION
(UNAUDITED)
	THIRTEEN WEEKS ENDED
(dollars in thousands, except per share data)	MARCH 27, 2016	JUNE 26, 2016	SEPTEMBER 25, 2016	DECEMBER 25, 2016
Income (loss) from operations	$86,684	$13,333	$31,734	$(4,145)
Operating income (loss) margin	7.4%	1.2%	3.2%	(0.4)%
Adjustments:
Restaurant impairments and closing costs	2,131	335	(685)	44,371
Asset impairments and related costs	—	39,677	3,208	1,449
Restaurant relocations and related costs	356	550	1,141	6,924
Severance	1,135	737	—	3,591
Legal and contingent matters	—	—	—	2,340
Transaction-related expenses	572	(106)	1,047	397
Total income from operations adjustments	4,194	41,193	4,711	59,072
Adjusted income from operations	$90,878	$54,526	$36,445	$54,927
Adjusted operating income margin	7.8%	5.1%	3.6%	5.5%

Net income (loss) attributable to Bloomin’ Brands	$34,475	$(9,177)	$20,733	$(4,283)
Adjustments:
Income from operations adjustments	4,194	41,193	4,711	59,072
Loss on defeasance, extinguishment and modification of debt	26,580	—	418	—
(Gain) loss on disposal of business	—	—	(2,084)	452
Total adjustments, before income taxes	30,774	41,193	3,045	59,524
Adjustment to provision for income taxes	(9,076)	2,032	(2,337)	(23,718)
Net adjustments	21,698	43,225	708	35,806
Adjusted net income	$56,173	$34,048	$21,441	$31,523

Diluted earnings (loss) per share	$0.29	$(0.08)	$0.18	$(0.04)
Adjusted diluted earnings per share	$0.47	$0.29	$0.19	$0.29

Diluted weighted average common shares outstanding	120,776	116,343	112,430	107,696
____________________
Note: All adjustments are consistent with our existing methodology and are described in our earnings release for the thirteen weeks and fiscal year ended December 25, 2016 and prior SEC filings and earnings releases, except that (1) “Restaurant relocations and related costs” only includes costs associated with relocation programs and does not include costs associated with remodel programs and (2) there is no longer any adjustment for “Purchased intangibles amortization,” which was the item related to the 2013 acquisition of our Brazil operations.

TABLE THREE
BLOOMIN’ BRANDS, INC.
DILUTED EARNINGS (LOSS) PER SHARE NON-GAAP RECONCILIATIONS REVISED ADJUSTED DILUTED EARNINGS PER SHARE IMPACT SUMMARY
(UNAUDITED)
	THIRTEEN WEEKS ENDED				FISCAL YEAR
(shares in thousands)	MARCH 27, 2016	JUNE 26, 2016	SEPTEMBER 25, 2016	DECEMBER 25, 2016	2016	2015	2014
Adjusted diluted earnings per share - as reported	$0.47	$0.30	$0.20	$0.31	$1.29	$1.27	$1.10
Remodels	—	—	(0.01)	(0.01)	(0.02)	—	—
Brazil amortization	(0.01)	(0.01)	(0.01)	(0.01)	(0.04)	(0.03)	(0.05)
Taxes	0.01	—	0.01	—	0.02	0.01	0.02
Adjusted diluted earnings per share - revised	$0.47	$0.29	$0.19	$0.29	$1.25	$1.25	$1.07

Diluted weighted average common shares outstanding	120,776	116,343	112,430	107,696	114,311	125,585	128,317
____________________
Note: All adjustments are consistent with our existing methodology and are described in our earnings release for the thirteen weeks and fiscal year ended December 25, 2016 and prior SEC filings and earnings releases, except that (1) “Restaurant relocations and related costs” only includes costs associated with relocation programs and does not include costs associated with remodel programs and (2) there is no longer any adjustment for “Purchased intangibles amortization,” which was the item related to the 2013 acquisition of our Brazil operations.